Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Patriot Transportation Holding, Inc.

Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-201791, 333-201792, 333-231421, 333-238294, 333-252886 and 333-262651) of Patriot Transportation Holding, Inc. of our report dated December 12, 2023 relating to the consolidated financial statements which appear in this Form 10-K.

Respectfully submitted,

Hancock Askew & Co., LLP

Jacksonville, Florida

December 12, 2023